Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Owen Hughes, Chief Executive Officer of XOMA Royalty Corporation (the “Company”), and Thomas Burns, Senior Vice President, Finance and Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.	The information contained in Exhibit 32.1 fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 17th day of March, 2025

/s/ OWEN HUGHES
Owen Hughes
Chief Executive Officer (Principal Executive Officer)

/s/ THOMAS BURNS
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer

3.	This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of XOMA Royalty Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.